The Alkaline Water Company Announces Preliminary Record
Sales Results for First Quarter of Fiscal Year 2023

Anticipated Record Revenue Between $16.4 and $16.6 Million

The Company Continues to Grow on Its Pathway to Profitability

The Company Reiterates Full Fiscal 2023 Revenue Guidance of $70 million

(All amounts in U.S. dollars)(unaudited)

SCOTTSDALE, Arizona, (7/27/2022)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today announced it expects to report record revenue of $16.4-$16.6 million for the first quarter of fiscal year 2023. The projected double-digit year-over-year growth rate through the first quarter supports the Company's full-fiscal-year guidance of $70 million.

"Even as The Alkaline Water Company focuses on a pathway to profitability, we anticipate Q1 to be our best sales quarter ever," said Frank Lazaran, The Alkaline Water Company's President and CEO. "We are not sacrificing topline growth as we work to enhance shareholder value by improving our bottom line. A record first quarter sets us firmly on track to deliver on our revenue guidance of $70 million this fiscal year."

On Tuesday of this week, the Company announced that it has identified an additional $2 million in cost-reductions and margin enhancements as part of their pathway to profitability. This brings the total benefits identified in the company-wide review to an estimated $7 million annually, once fully implemented.

"As economic headwinds persist and companies across various industries temper their expectations for this coming year, we are confident in our ability to continue to deliver strong year-over-year comps in fiscal 2023 because Alkaline88's products, production, and distribution are stronger than ever," concluded Mr. Lazaran.

Selected preliminary financial results for the first quarter of Fiscal 2023

This news release presents preliminary results, for the period presented, of the Company. Included above are certain estimated preliminary unaudited financial results for the first quarter of fiscal 2023. These results are preliminary and subject to change, and there is a possibility that the Company's actual results may differ materially from these preliminary estimates. These results are based on the information available to the Company as of the date of this news release.

These estimated preliminary results for the first quarter of fiscal 2023 are derived from the preliminary internal financial records of the Company and are subject to revisions based on the Company's procedures and controls associated with the completion of the Company's financial reporting, including all the customary reviews and approvals.

These estimated preliminary results should not be viewed as a substitute for financial statements prepared in accordance with U.S. GAAP. The Company's independent registered public accounting firm has not conducted a review of, and does not express an opinion or any other form of assurance with respect to, these estimated preliminary results. It is possible that the Company or its independent registered public accounting firm may identify items that would require the Company to make adjustments to the preliminary estimates set forth above as the Company completes its financial statements and that the Company's actual results may differ materially from these preliminary estimates. Accordingly, undue reliance should not be placed on these preliminary estimates. Except for the statements relating to the full fiscal year 2023 revenue guidance and the statements relating to cost-reductions and margin enhancements, these preliminary estimates are not necessarily indicative of any future period and should be read together to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to anticipated record revenue between $16.4 and $16.6 million for first quarter of fiscal year 2023 and the projected double-digit year-over-year growth rate through the first quarter and the Company's anticipation of Q1 to be the Company's best sales quarter ever; the statements relating to the Company's revenue guidance of $70 million for fiscal year 2023; the statements relating to the Company's identification of an additional $2 million in cost-reductions and margin enhancements and the total benefits identified in the Company-wide review to an estimated $7 million annually, once fully implemented; the statement relating to the Company's pathway to profitability; and that the Company is confident in its ability to continue to deliver strong year-over-year comps in fiscal 2023.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving measures will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the Company's burn rate to trend downward and, eventually, settle between 25 and 50% less than it is right now as a result of the Company's proactive reduction in its monthly burn rate; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. In addition, the Company's fiscal year 2023 revenue guidance is based on the Company's expectation that the Company's topline to be driven by the momentum the Company is carrying forward as one of the fastest-growing top-ten brands in one of the fastest growing beverage categories; the Company's belief that the Company will continue to see continued organic growth within the Company's existing retail clients and distribution expansion to new clients throughout the country; and the assumption that the Company will have another record quarter for the first quarter of fiscal year 2023. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com